UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from nine to ten members and, upon the recommendation of the Governance and Nominating Committee of the Board, appointed Wendy DiCicco to fill the newly-created vacancy on the Board, effective immediately. The Board also appointed Ms. DiCicco as Chairperson of the Audit Committee of the Board, effective immediately.

Ms. DiCicco’s compensation as a director will be consistent with the compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Ms. DiCicco will receive an annual cash retainer of $40,000 for general availability and participation in meetings and conference calls of the Board. Ms. DiCicco will receive an additional annual retainer of $20,000 for her service as Chair of the Audit Committee. Ms. DiCicco was granted an option to acquire 80,000 shares of common stock of the Company, with such option vesting in three equal annual installments commencing on the first anniversary of July 15, 2019, which is the date of the grant. The option is exercisable for 10 years from the date of grant, at a price equal to $1.51 per share, which is the closing price of the Company’s shares of common stock on the Nasdaq Global Market on the date of the grant. The option will also be subject to the terms and conditions of the Company’s 2016 Long Term Incentive Plan, as amended, which was filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on June 28, 2019.

The Company also entered into an indemnification agreement with Ms. DiCicco in connection with her appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.16 to the Company’s Transition Report on Form 10-K for the transition period from July 1, 2018 to December 31, 2018, filed with the SEC on March 18, 2019.

There is no arrangement or understanding between Ms. DiCicco and any other person pursuant to which Ms. DiCicco was appointed a director of the Company. There are no relationships or transactions in which Ms. DiCicco has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

On July 15, 2019, the Company issued a press release announcing the appointment of Ms. DiCicco to the Board. A copy of such press release relating to Ms. DiCicco’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1	Press release by EyePoint Pharmaceuticals, Inc. dated July 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: July 17, 2019	/s/ Nancy Lurker
Nancy Lurker
President and Chief Executive Officer